Exhibit 99.1

MAP Pharmaceuticals Reports 2008 Fourth Quarter and Year End Financial Results

MOUNTAIN VIEW, Calif., March 2, 2009 /PRNewswire-FirstCall/ —MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced financial results for the fourth quarter and year ended December 31, 2008.

The net loss for the fourth quarter ended December 31, 2008 was $21.8 million compared with $14.9 million during the same period in 2007. The net loss for the year ended December 31, 2008 was $72.9 million compared with $40.1 million for the year ended December 31, 2007.

MAP Pharmaceuticals had $44.7 million in cash, cash equivalents and short-term investments as of December 31, 2008. Subsequent to December 31, 2008, the company received a $40 million upfront payment from AstraZeneca pursuant to the worldwide Unit Dose Budesonide, UDB, collaboration signed on December 19, 2008.

“Despite the recently announced results from our UDB clinical trial, MAP Pharmaceuticals made progress in a number of areas in 2008. Moving into 2009, we have a strong balance sheet, a robust pipeline and significant upcoming milestones, including efficacy results from our first Phase 3 clinical trial of MAP0004 for the potential treatment of migraine,” said Timothy S. Nelson, President and Chief Executive Officer of MAP Pharmaceuticals.

2008 and 2009 Year to Date Key Developments

Unit Dose Budesonide

•

Initiated our first Phase 3 clinical trial of UDB, for the potential treatment of asthma in children, and completed patient enrollment. On February 23, 2009 announced top-line results indicating that this trial did not meet its primary endpoints.

•	Entered into an exclusive worldwide collaboration with AstraZeneca to develop and commercialize UDB.

•	Announced positive results from a pharmacokinetic clinical trial of UDB, demonstrating lower systemic drug exposure when compared to the currently marketed conventional nebulized budesonide.

MAP0004

•

Received a Special Protocol Assessment with the U.S. Food and Drug Administration, and initiated our first Phase 3 clinical trial of MAP0004, for the potential treatment of migraine. Completed patient enrollment in the efficacy portion of this trial. Data are expected in the first half of 2009.

Pipeline Development

•	Announced positive results from a Phase 2a clinical trial of MAP0005 for the potential treatment of asthma and chronic obstructive pulmonary disease (COPD).

Other

•

Appointed H. Ward Wolff, Executive Vice President and Chief Financial Officer of Sangamo BioSciences, Inc., and Scott R. Ward, Senior Vice President and President, Medtronic CardioVascular, to the board of directors.

Fourth Quarter and 2008 Year End Financial Results

Research and development expenses for the fourth quarter and year ended December 31, 2008 were $17.7 million and $59.3 million, respectively, compared to $13.0 million and $31.4 million, respectively, for the same periods in 2007. The increase in research and development expenses for the fourth quarter ended December 31, 2008 as compared to the same period in 2007 was primarily driven by an increase in clinical expenses to support Phase 3 clinical programs initiated in 2008 for our two lead product candidates, UDB and MAP0004, and an increase in personnel related expenses to support these clinical programs. The increase in research and development expenses for the year ended December 31, 2008 as compared to the year ended December 31, 2007 was primarily driven by an increase in clinical expenses to support Phase 3 clinical programs initiated in 2008 for UDB and MAP0004, and increases in personnel related expenses to support these clinical programs, as well as manufacturing and stock-based compensation.

Sales, general and administrative expenses for the fourth quarter and year ended December 31, 2008 were $3.7 million and $13.4 million, respectively, compared to $2.7 million and $9.6 million, respectively, for the same periods in 2007. The increase in sales, general and administrative expenses for the fourth quarter ended December 31, 2008 as compared to the same period in 2007 was primarily related to increases in professional fees, stock-based compensation and personnel related expenses. The increase in sales, general and administrative expenses for the year ended December 31, 2008 as compared to the year ended December 31, 2007 was primarily related to increases in stock-based compensation, personnel related expenses, outside services and professional fees.

MAP Pharmaceuticals had cash, cash equivalents and short-term investments as of December 31, 2008 of $44.7 million, compared to $95.0 million as of December 31, 2007. For the fourth quarter and year ended December 31, 2008, non-cash share-based compensation and depreciation was approximately $1.2 million and $5.2 million, respectively. Subsequent to December 31, 2008, the company received a $40 million upfront payment from AstraZeneca pursuant to the worldwide UDB collaboration signed on December 19, 2008.

2009 Financial Outlook

MAP Pharmaceuticals’ cash, cash equivalents and short-term investments as of December 31, 2008 and the upfront payment received from AstraZeneca in February 2009 provide operating capital for at least the next twelve months, and the company currently expects its cash usage for fiscal year 2009 to be less than its cash usage for fiscal year 2008. As previously disclosed, in light of the clinical results released recently with respect to MAP Pharmaceuticals’ first Phase 3 clinical trial of UDB, the company and AstraZeneca are conducting further analyses of the clinical data to determine appropriate next steps for the program. In addition, the company expects to announce clinical results from the efficacy portion of its first Phase 3 clinical trial for MAP0004 during the first half of 2009. At that time the company expects to provide updated financial guidance for 2009.

About MAP Pharmaceuticals

MAP Pharmaceuticals is dedicated to developing and commercializing new therapies for children and adults suffering from chronic conditions that are not adequately treated by currently available medicines. The company has two product candidates in Phase 3 clinical trials. Unit Dose Budesonide is being developed in collaboration with AstraZeneca for the potential treatment of asthma in children, and MAP0004 is being developed for the potential treatment of migraine. In addition, MAP Pharmaceuticals generates new pipeline opportunities by applying its proprietary drug particle and inhalation technologies to enhance the therapeutic benefits of proven drugs, while minimizing risk, by capitalizing on their known safety, efficacy and commercialization history.

Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

Forward-Looking Statements

In addition to statements of historical facts or statements of current conditions, this press release contains forward-looking statements, including with respect to MAP Pharmaceuticals’ expected cash requirements during 2009 described above. Actual results may differ materially from current expectations based on risks and uncertainties affecting the company’s business, including, without limitation, risks and uncertainties relating to the following: the enrollment, conduct, completion and reporting of clinical trials as well as risks related to the failure to achieve favorable clinical outcomes and the risk that AstraZeneca may not continue its collaboration with MAP Pharmaceuticals. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. MAP Pharmaceuticals expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Additional information on potential factors that could affect MAP Pharmaceuticals’ results and other risks and uncertainties are detailed in its Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2008, and available at http://edgar.sec.gov.

CONTACT: Christopher Y. Chai, Chief Financial Officer of MAP Pharmaceuticals, Inc., +1-650-386-3107; or media, Nicole Foderaro of Invigorate Communications, +1-415-946-1058, nfoderaro@invigoratepr.com.

MAP PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$44,710	$94,990
Other current assets	805	1,079

Total current assets	45,515	96,069
Property and equipment, net	5,007	4,183
Other assets	28	122
Restricted cash	310	321

Total assets	$50,860	$100,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$17,076	$8,912
Current portion of long-term debt	6,348	3,820

Total current liabilities	23,424	12,732
Long-term debt, less current portion	14,229	6,357
Other liabilities	60	—

Total liabilities	37,713	19,089
Total stockholders’ equity	13,147	81,606

Total liabilities and stockholders’ equity	$50,860	$100,695

MAP PHARMACEUTICALS, INC.

(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating expenses:
Research and development	$17,663	$13,019	$59,277	$31,362
Sales, general and administrative	3,732	2,744	13,417	9,567

Total operating expenses	21,395	15,763	72,694	40,929

Loss from operations	(21,395)	(15,763)	(72,694)	(40,929)
Other income (expense), net	(413)	893	(234)	869

Net loss	(21,808)	(14,870)	(72,928)	(40,060)

Cumulative stock dividend attributable to preferred stockholders	—	—	—	(5,575)

Net loss attributable to common stockholders	$(21,808)	$(14,870)	$(72,928)	$(45,635)

Net loss per share attributable to common stockholders, basic and diluted	$(1.07)	$(0.76)	$(3.58)	$(8.28)

Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	20,475,587	19,535,077	20,350,367	5,509,780